Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES COMPLETION OF

COMPRESSOR SYSTEMS, INC. ACQUISITION BY COMPRESSCO PARTNERS, L.P.

The Woodlands, Texas (August 4, 2014) – TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced that its Compressco Partners, L.P. subsidiary (Compressco Partners or the Partnership), has completed the previously announced purchase of all the outstanding shares of Compressor Systems, Inc. (CSI). At the closing of the transaction, Compressco paid $825.0 million in cash for the acquisition, representing the base purchase price. The purchase price remains subject to adjustment for working capital and other adjustments, post-closing. The purchase price was funded through a combination of cash proceeds from the Partnership’s issuances of common units and senior notes, and initial borrowings under a new credit facility.

Stuart Brightman, TETRA’s President and Chief Executive Officer, and Chairman of the Board of Compressco Partners, commented, “With this acquisition, we have positioned TETRA to generate improved and more predictable earnings and cash flows, and we anticipate that the expansion of Compressco Partners’ portfolio of customers and compression services will provide new opportunities across our organization. We have an integration plan in place, and we will immediately turn our focus toward ensuring that this transaction generates the growth and increased shareholder returns that we anticipate.”

TETRA is a geographically diversified oil and gas services company focused on completion fluids and associated products and services, water management, after-frac flow back, production well testing, offshore rig cooling, compression based production enhancement, and selected offshore services, including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning anticipated benefits and growth of Compressco Partners following the acquisition, including increases in cash distributions per unit, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company including the ability of Compressco Partners to successfully integrate the operations of CSI and the ability to realize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect Compressco’s actual results are described in Compressco Partners’ Annual Report on Form 10-K for the year ended December 31, 2013. Some of the factors that could affect TETRA’s actual results are described in the section titled “Risk Factors” contained in TETRA’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman, 281/367-1983

Fax: 281/364-4346

www.tetratec.com